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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to this Registration Statement of Deluxe Corporation on Form S-3 of our report dated January 25, 2001, incorporated by reference in the Annual Report on Form 10-K of Deluxe Corporation for the fiscal year ended December 31, 2002 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                       /s/ Deloitte & Touche LLP
                                       Minneapolis, Minnesota
                                       July 8, 2003